For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Intends to
File Shelf Registration Statement

New York, NY, August 5, 2009......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, announced today that it intends to file later this week a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC) to register the offer and sale from time to time of up to an aggregate of $75 million of securities, which may consist of common stock, preferred stock, debt securities, warrants, depositary shares, stock purchase contracts or units consisting of any of the foregoing. The terms of any offering under the shelf registration statement will be determined at the time of offering. This shelf registration is intended to give the Company flexibility to take advantage of financing opportunities when market conditions are favorable to the Company.

The Company intends to use the net proceeds from any subsequent offerings to repay a portion of its outstanding indebtedness under its revolving credit facility.  The Company then intends from time to time to borrow funds from its revolving credit facility for general corporate purposes, such as working capital, capital expenditures and acquisitions.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

 The securities of the Company to be covered by the shelf registration statement may not be sold nor may any offers to buy be accepted prior to the time that the registration statement becomes effective.  None of the statements in this press release constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering of any securities of the Company shall be made only by means of a prospectus contained in the registration statement filed with, and declared effective by, the SEC.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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